Exhibit 99.(a)(1)(iii)

LETTER OF TRANSMITTAL

REGARDING UNITS OF LIMITED PARTNERSHIP INTEREST

IN

SPECIAL SITUATIONS FUND III, L.P.

Tendered Pursuant to the Cash Repurchase Offer and Exchange Tender Offer described in the

Offer Document

Dated November 17, 2005

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE FUND BY,
5:00 P.M, EASTERN TIME, ON DECEMBER 16, 2005.

IF YOU WISH TO TENDER YOUR UNITS PURSUANT TO THE CASH REPURCHASE
OFFER OR THE EXCHANGE TENDER OFFER PLEASE COMPLETE THIS LETTER
OF TRANSMITTAL AND RETURN IT BY MAIL TO:

Special Situations Fund III, L.P.
527 Madison Avenue, Suite 2600
New York, New York 10022
Telephone: (212) 207-6500

Ladies and Gentlemen:

The undersigned hereby tenders to Special Situations Fund III, L.P., a limited partnership organized under the laws of the State of Delaware (the "Fund"), in the manner and to the extent specified below, the units of limited partnership interest (hereinafter the "Unit" or "Units" as the context requires) in the Fund or portion thereof held by the undersigned, on the terms and conditions set forth in the Offer Document dated November 17, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offers").

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFERS, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

* * *
INSTRUCTIONS
* * *

If you are tendering Units pursuant to the Cash Repurchase Offer only, please complete Part 1.

If you are a Qualified Purchaser and are tendering Units pursuant to the Exchange Tender Offer only, please complete Part 2 and then complete Exhibit A.

If you are a Qualified Purchaser and are tendering Units pursuant to the Cash Repurchase Offer and the Exchange Tender Offer, please complete Parts 1 and 2 below and then complete Exhibit A.

AFTER COMPLETION PLEASE RETURN THIS FORM BY MAIL TO:

Special Situations Fund III, L.P.
527 Madison Avenue, Suite 2600
New York, New York 10022
OR FAX TO:
Fax # (212) 207-6515

(IF FAXED, PLEASE RETURN ORIGINAL TO THE ADDRESS ABOVE)

FOR ADDITIONAL INFORMATION PLEASE CALL US AT (212) 207-6500.

SPECIAL SITUATIONS FUND III, L.P.

PART 1 - CASH REPURCHASE OF UNITS TENDER FORM

By completing the applicable provisions of Part 1 hereof, the undersigned hereby tenders to the Fund the Units or portion thereof tendered hereby, as described and specified below, pursuant to the Cash Repurchase Offer. The undersigned hereby warrants that the undersigned has full authority to tender the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Cash Repurchase Offer. The undersigned recognizes that under certain circumstances set forth in the Cash Repurchase Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby. Payment of the purchase price for the Units or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below. The undersigned recognizes that the amount of the purchase price for Units will be based on the net asset value of the Fund as of December 30, 2005, the last business day of the year. Except as stated in Section 5 of the Offer Document, this tender is irrevocable. The undersigned hereby tenders Units for repurchase, at a price of $25,000 per Unit, as follows (complete one of the following):

_________ Number of Units
or
_________ % of Units

The number or percentage of Units tendered hereby will represent Units owned by the undersigned on the Repurchase Pricing Date (December 30, 2005).

PAYMENT OF THE CASH REPURCHASE OFFER

Please indicate the manner in which you wish to receive payment:

[   ]  Check (all payments will be mailed to your address as reflected in the Fund's records, unless otherwise noted).
Address:   ____________________________
____________________________
____________________________

[   ]  Wire transfer (if so, check the box and complete the information below).

Bank Name: _________________________________________

ABA Routing Number: ________________________________

Credit to: ___________________________________________

Account Number: ____________________________________

For further credit to: __________________________________

Name(s) on the Account: ______________________________

__________________________________________________

Account Number: ____________________________________

SIGNATURE PAGE FOR CASH REPURCHASE OFFER

For an Individual or Joint Account:

_________________________________________	_________________________________________
Print Name(s)

_________________________________________
_________________________________________
_________________________________________
Address

(______)__________________________________
Telephone Number

_________________________________________
Social Security No. or Taxpayer Identification No.:

_________________________________________	_________________________________________
Signature(s)

Date: _____________________________________

For an Entity:

_________________________________________
Name of Entity

_________________________________________
_________________________________________
_________________________________________
Address

(_____)___________________________________
Telephone Number

_________________________________________
Social Security No. or Taxpayer Identification No.:

By: ______________________________________

Print Name: _______________________________

Print Title: ________________________________

Date: ______________________

SPECIAL SITUATIONS FUND III, L.P.

PART 2 - EXCHANGE TENDER OFFER
(FOR LIMITED PARTNERS WHO ARE QUALIFIED PURCHASERS ONLY)

By completing the applicable provisions of Part 2 hereof, the undersigned hereby tenders to the Fund the Units tendered hereby as described and specified below, pursuant to the Exchange Tender Offer in exchange for an amount of whole or fractional units of Special Situations Fund III QP, L.P., a limited partnership organized under the laws of the State of Delaware ("SSF QP"), equal in value to the net asset value of the tendered Units of the Fund as of December 30, 2005 (the "Valuation Date"). The undersigned hereby warrants that the undersigned has full authority to tender the Units tendered hereby for such exchange and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned agrees to execute and deliver any additional documents necessary to complete the exchange in accordance with the terms of the Exchange Tender Offer.

In completing the applicable provisions of Part 2 hereof, the undersigned recognizes that under certain circumstances set forth in the Exchange Tender Offer, the Fund may not be required to accept any of the Units in the Fund tendered hereby in the Exchange Tender Offer. The undersigned recognizes that (i) the exchange of its Units for those of SSF QP will be completed as of December 31, 2005, (ii) the undersigned will remain a limited partner of the Fund through December 31, 2005, and (iii) as of January 1, 2006 the undersigned will be a partner of SSF QP. The undersigned recognizes that the amount of Units received by the undersigned pursuant to the Exchange Tender Offer will initially be based on the unaudited net asset value of the Fund as of December 30, 2005, and may change subject to the year end audit of the Fund. Except as stated in Section 5 of the Offer Document, this tender is irrevocable.

A. Please check the box below if you are a limited partner that is a Qualified Purchaser and you would like to tender your Units pursuant to the Exchange Tender Offer.

[__] The undersigned desires to tender all units of limited partnership interest in the Fund not tendered and accepted in the Cash Repurchase Offer in exchange for units of limited partnership interest of Special Situations Fund III QP, L.P. ("SSF QP") as set forth in the Exchange Tender Offer.*

* The undersigned also authorizes the Fund to take steps reasonably necessary to conduct the exchange transaction.

B. By executing below the undersigned hereby acknowledges and agrees as follows:

(i) Effective at 5:00 p.m. New York time on December 31, 2005, all of the Units of the undersigned in SSF III tendered pursuant to the Exchange Tender Offer (the “Redeemed Units”**) shall be redeemed in accordance with the Agreement of Limited Partnership of SSF III (the “SSF Limited Partnership Agreement”), and the undersigned shall have withdrawn from SSF III.

** Any Units tendered by a QP Limited Partner pursuant to the Cash Repurchase Offer that are not accepted for redemption by SSF III because the Cash Repurchase Offer is oversubscribed shall be deemed to have been tendered pursuant to the Exchange Tender Offer and will be included as Redeemed Units.

(ii) In full and complete satisfaction of its obligations to pay redemption proceeds set forth in the SSF III Limited Partnership Agreement, SSF III assigns and transfers to the undersigned, effective at the opening of business on January 1, 2006 (the “Admittance Time”), SSF QP units having a net asset value equal to the net asset value of the Redeemed Units on the Valuation Date. Such transfer shall constitute a distribution in kind by SSF III of its interest in SSF QP and is being made in exchange for the undersigned’s interest in SSF III.

(iii) The undersigned accepts this assignment and hereby assumes and undertakes to perform all obligations to be performed by a limited partner of SSF QP under the terms of the Agreement of Limited Partnership of SSF QP, as in effect from time to time (the “SSF QP Limited Partnership Agreement”). The undersigned hereby agrees to become a limited partner of SSF QP. The undersigned acknowledges receipt of the Confidential Private Placement Memorandum of SSF QP and the SSF QP Limited Partnership Agreement and agrees to be bound by the SSF QP Limited Partnership Agreement.

(iv) The undersigned represents and warrants that:

(a)    the undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”);

(b)    the undersigned is a Qualified Purchaser on the date hereof, and that the information contained in the undersigned’s Qualified Purchaser Confirmation attached hereto as Exhibit A and made a part hereof, is true and complete;

(c)    he, she or it is acquiring the limited partnership interest in SSF QP for his, her or its own account, for investment purposes only and not with any expectation or intent of making any further distribution or resale of the interest acquired; and

(d)    the undersigned understands that (i) the SSF QP limited partnership interest has not been registered under the Act or corresponding provisions of applicable state securities laws; and (ii) the SSF QP limited partnership interest may not be further transferred in the absence of such registration or the availability of an exemption from such registration requirements; and

(Signature Page Follows)

SPECIAL SITUATIONS FUND III, L.P.

SIGNATURE PAGE FOR EXCHANGE TENDER OFFER

For an Individual or Joint Account:

_________________________________________	_________________________________________
Print Name(s)
________________________________________
________________________________________
________________________________________
Address

(_____)__________________________________
Telephone Number

_________________________________________
Social Security No. or Taxpayer Identification No.:

_________________________________________	_________________________________________
Signature(s)

Date: _____________________________________

For an Entity:

_________________________________________
Name of Entity

_________________________________________
_________________________________________
_________________________________________
Address

(_____)___________________________________
Telephone Number

_________________________________________
Social Security No. or Taxpayer Identification No.:

By: ______________________________________

Print Name: _______________________________

Print Title: ________________________________

Date: ______________________

SPECIAL SITUATIONS FUND III, L.P.
EXHIBIT A
QUALIFIED PURCHASER CONFIRMATION

CONFIRMATION OF STATUS AS A QUALIFIED PURCHASER
(Must be completed by all Qualified Purchasers)

Please indicate below the category under which you meet the requirements to be considered a “Qualified Purchaser.”

For Individual Investors Only

___	(1)	I certify that I am a qualified purchaser because I own[1] not less than $5,000,000 in investments.[2]

For “Family” Corporations, Foundations, Endowments, or Partnerships

___	(2)
The undersigned hereby certifies that it is a qualified purchaser because it owns not less than $5,000,000 in investments and the undersigned is owned directly or indirectly (1) by or for the benefit of two or more natural persons who are (A) related as siblings or spouse (including former spouses), (B) direct lineal descendants by birth or adoption, (C) spouses of such persons, (D) the estates of such persons, or (2) by foundations, charitable organizations or trusts established by or for the benefit of such persons.

For Trusts

___	(3)
The undersigned hereby certifies that it is a qualified purchaser because it was not formed for the specific purpose of acquiring Limited Partnership Interests in Special Situations Fund III QP, L.P., and the trustee or other authorized person making decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in items (1), (2) or (4) of this questionnaire.

For Others

___	(4)
The undersigned hereby certifies that it is a qualified purchaser because it is a natural person or entity, either acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

Note: In determining whether the $5 million or $25 million thresholds are met, investments can be valued at cost or market value as of a recent date. There shall be deducted from the value of any investment the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investment.

1    A natural person may include any investments held jointly with his or her spouse or in which such person shares a community property interest with his or her spouse. If the Limited Partnership Interest in the Fund is held jointly, there may be included in the amount of each spouse’s investments any investment owned by the other spouse (whether or not such investment is held jointly or subject to a community property interest).
2    The term “investments” shall mean any or all of the following types of assets: (1) securities (as defined in the Securities Act), except for securities of issuers controlled by the Limited Partner (“Control Securities”), unless the issuer of the Control Securities is itself a registered or private investment company or the Control Securities represent securities of an issuer that are listed on a national securities exchange or on NASDAQ; (2) securities contracts or options thereon; (3) physical commodities; (4) real estate held for investment purposes; and (5) cash and cash equivalents held for investment purposes.